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                         [FORWARD AIR CORPORATION LOGO]

                                      DRAFT
                                                                    NEWS RELEASE

Contact: Andrew C. Clarke
         Chief Financial Officer
         and Senior Vice President
         (423) 636-7000

 FORWARD AIR CORPORATION FILES REGISTRATION STATEMENT FOR SECONDARY OFFERING BY
                              SELLING SHAREHOLDER

GREENEVILLE, Tenn. (October 27, 2003) -- Forward Air Corporation (Nasdaq/NM:FWRD), a high-service-level contractor to the air cargo industry providing time-definite service in the United States and Canada, today announced that it has filed a registration statement with the Securities and Exchange Commission for a secondary offering of 2,200,000 shares of its common stock. The shares will be sold by Scott M. Niswonger, Chairman of the Company's Board of Directors. The offering will also include an option for the underwriters to purchase an additional 330,000 shares from the East Tennessee Foundation to cover over-allotments, if any. The Company will receive no proceeds from this offering.

Bear, Stearns & Co. Inc. and Deutsche Bank Securities are serving as joint book-running managers and joint lead managers for the offering. BB&T Capital Markets is acting as a co-lead manager. When available, a copy of the prospectus relating to the offering may be obtained from: Bear, Stearns & Co. Inc., c/o Prospectus Department, 383 Madison Avenue, New York, New York 10179; telephone
(631) 254-7135 or by faxing requests to (631) 254-7268 or Deutsche Bank Securities, 60 Wall Street, 4th Floor, New York, New York 10005; telephone (212) 250-5600.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective under the Securities Act of 1933. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.





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